UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OAKTREE SPECIALTY LENDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

YOUR VOTE IS VERY IMPORTANT

Our Board of Directors recommends that you respond to this solicitation by voting FOR the proposal described in the accompanying proxy statement.

Dear Stockholder,

We are pleased to invite you to participate at the Special Meeting of Stockholders of Oaktree Specialty Lending Corporation (“OCSL”), to be held virtually on March 4, 2022 at 11:00 a.m., Pacific Time, at the following website: www.virtualshareholdermeeting.com/ocsl2022sm. Enclosed are the proxy materials, which describe the proposal to be considered at the meeting in detail. We kindly request that you review these materials and cast your vote by proxy in advance of the meeting date to ensure that a quorum is achieved.

At the meeting, you will be asked to consider and vote on a proposal to authorize the Company, with the approval of the Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value (“NAV”) per share, provided that the number of shares issued does not exceed 25% of its then outstanding common stock. While OCSL has no immediate plans to issue any shares of its common stock below NAV, the company is seeking stockholder approval now in order to provide flexibility if it desires in the future to issue shares of its common stock below NAV per share, which typically must be undertaken quickly.

Your vote and participation are very important to us, no matter how many or few shares in OCSL you own. If you do not vote, the effect is the same as voting against this proposal. We encourage you to review the enclosed proxy materials carefully and vote your shares using any one of the methods described below. Your prompt response will help us meet stockholder approval requirements before the meeting, thereby reducing the risk of postponement and additional solicitation costs. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-844-557-9030.

Thank you for your continued support of OCSL.

Sincerely,

Armen Panossian	Mathew Pendo
Chief Executive Officer &	President &
Chief Investment Officer	Chief Operating Officer

    FOUR WAYS TO VOTE

ONLINE	PHONE	QR CODE	MAIL	PROXY QUESTIONS? Call 1-844-557-9030
WWW.PROXYVOTE.COM	WITH A PROXY CARD	WITH A SMARTPHONE	VOTE PROCESSING
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.	Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.	Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Please cast your vote for our Special Meeting today. The Oaktree Specialty Lending Corporation Special Meeting will be held virtually on March 4, 2022. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, QR code or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. If you have any questions or need assistance, please call 1-844-557-9030. FOUR WAYS TO VOTE ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PHONE WITHOUT A PROXY CARD Call 1-844-557-9030 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. QR CODE WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. OAKTREE OCSL| Specialty Lending Corporation 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

OAKTREE OCSL | Specialty Lending Corporation YOUR VOTE IS VERY IMPORTANTVERY IMPORTANT SPECIAL MEETING MATERIALS ENCLOSED PLEASE RESPOND EARLY SAMPLE-EPB